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                                                                    Exhibit 99.1

           XO COMMUNICATIONS INITIATES DUAL TRACK CHAPTER 11 FILING TO
                           IMPLEMENT RECAPITALIZATION



  PARENT COMPANY TO REORGANIZE UNDER CHAPTER 11--ALTERNATE TRACKS CONTEMPLATED,
                EITHER WOULD RESULT IN SUCCESSFUL REORGANIZATION



   OPERATING SUBSIDIARIES NOT INCLUDED IN FILING; COMPANY HAS MORE THAN $500
      MILLION AVAILABLE TO FUND OPERATIONS THROUGH FINANCIAL RESTRUCTURING


Reston, Va. (June 17, 2002) - XO Communications, Inc. (OTCBB: XOXO) announced today that it has taken an important step necessary to implement a balance sheet restructuring and has filed a voluntary petition to reorganize under Chapter 11 of the U.S. Bankruptcy Code in the U.S. Bankruptcy Court for the Southern District of New York.

The Chapter 11 filing is limited to the parent corporation, XO Communications, Inc. No operating subsidiaries of XO are part of the filing. Accordingly, the filing is not expected to affect the subsidiary operating companies' relationships with customers and vendors. XO does not expect any reductions in workforce or facility closings as a result of the filing and will continue to pay employees and provide employee benefits without interruption during the reorganization. The filing was made following lengthy negotiations with various potential investors and XO creditor constituencies in which a number of alternative investment and restructuring transactions were proposed and considered.

Concurrent with the Chapter 11 filing, XO submitted a two-pronged plan of reorganization that includes two alternative restructuring scenarios, both of which are intended to result in a successful reorganization and restructuring of XO's balance sheet. The first would implement the transactions described in the previously announced investment agreement with Forstmann Little & Co. ("Forstmann") and Telefonos de Mexico S.A. de C.V. ("TELMEX") (the "Investment Agreement") if it is completed. This action to proceed with the Investment Agreement is also taken with the support of lenders representing more than a majority of the loans outstanding under XO's $1 billion secured credit facility. To complete the transaction

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certain conditions must be met. Forstmann Little and Telmex have recently said that they believe that these conditions will not be met and have asked XO to consider terminating the agreement. XO currently has no plans to terminate the Investment Agreement and, as previously announced, does not believe that Forstmann and Telmex are entitled to terminate the agreement unilaterally.

However, because the Company cannot be certain whether all of the conditions to closing the Investment Agreement will be satisfied, the plan of reorganization also includes a stand-alone restructuring plan that XO plans to implement if the Investment Agreement is not consummated and if a superior alternative is not presented to the Company. This stand-alone plan provides for the conversion of the $1 billion in loans under the secured credit facility into common equity and $500 million of pay-in-kind junior secured debt. The informal steering committee of lenders under the secured credit facility has indicated that it is prepared to support, and recommend that the lenders under the secured credit facility approve, the stand-alone restructuring subject to the preparation of definitive documentation and the completion of customary internal bank approval processes.

The stand-alone plan permits the Company to seek to obtain additional funding needed for its business plan by issuing common equity through a $250 million rights offering to be made to the Company's senior unsecured creditors and, to the extent that the offer is not fully subscribed by the senior unsecured creditors, to the holders of the Company's subordinated debt and preferred and common stock. Additionally, it permits any shortfall to be covered by up to $200 million in new senior secured loans ranking senior to the new junior-secured debt, although no agreements for this financing have been reached.

"We are gratified that our secured lenders have the vision and confidence to see beyond today's troubled times and to recognize the potential long-term value of our company," said Dan Akerson, XO's Chairman and Chief Executive Officer. "We believe that our Investment Agreement with Forstmann Little and Telmex continues in full force and effect and provides for better overall economic recoveries for our creditors. While we have every intention of enforcing our rights under this Agreement we are also prepared to move forward with a standalone plan that provides clarity and assures our customers, vendors and employees that the company is moving forward with a plan that will achieve our goal of restructuring our balance sheet and



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provide the necessary financial stability for the company to emerge as a strong and viable competitor in the telecommunications industry."

Because the Chapter 11 filing directly affects only XO Communications, Inc., and not its operating subsidiaries, XO will conduct business as usual with regard to its customers and will continue to provide its customers with innovative broadband communications solutions and services throughout the United States. During the reorganization process, vendors, agents and others who conduct business with XO's operating subsidiaries are expected to be unaffected. The smaller group of XO vendors dealing directly with the parent corporation will be subject to the Chapter 11 process and will receive additional information as part of the process.

"This financial restructuring and the related Chapter 11 filing are not a result of operational issues, but are driven by a need to deleverage the Company and resolve our balance sheet issues," commented Akerson. "Simply stated, the Company has too much debt, given the current and projected level of business operations." Since XO announced its initial restructuring plans in November 2001, XO has continued to effectively add new customers and serve its existing customers, and has reported consistent operational results despite a difficult business environment. During the fourth quarter of 2001 and continuing in 2002, XO implemented a series of expense reduction and cash conservation initiatives. Late last year, XO also disclosed that it would not make cash interest and dividend payments on its unsecured notes and preferred stock beginning on December 1, 2001. XO noted that its improving trend in EBITDA loss and its recent completion of several significant non-repeating capital projects are expected to result in a further decrease in the rate at which it is using its available cash for the remainder of 2002.

Accordingly, assuming revenues remain generally consistent with current levels in the near term, continued reductions in uses of cash consistent with recent trends and continued nonpayment of cash interest and dividend amounts during the proposed recapitalization process, XO currently estimates that the approximately $555.0 million of cash and marketable securities on hand as of April 30, 2002 will be sufficient to fund its operations while the bankruptcy case is pending.


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As noted in the Company's prior disclosures, because the company's senior unsecured creditors are not receiving full value for their claims under either of the restructuring alternatives contemplated by the plan of reorganization, the proposed plan of reorganization does not provide for any recovery by the holders of convertible subordinated notes or existing XO equity and equity related securities, including XO common and preferred stock, and outstanding stock options. The stand-alone plan, however, contemplates that rights to purchase common stock of reorganized XO will be granted to holders of senior unsecured notes and, to the extent these rights are not exercised fully, to holders of subordinated notes and outstanding preferred and common stock.

The proposed plan of reorganization and the related disclosure statement are subject to the approval of the bankruptcy court and to the approval of the Company's principal creditor groups. Taken as a whole, the Investment Agreement, the alternative stand-alone plan, the agreements evidencing the support of the Company's senior secured lenders and the other terms of the proposed plan of reorganization establish a framework for the Company's anticipated Chapter 11 plan with the proposed or additional alternative ultimately selected being determined in the Chapter 11 process.

About XO Communications

XO Communications is one of the nation's fastest growing providers of broadband communications services offering a complete set of communications services, including: local and long distance voice, Internet access, Virtual Private Networking (VPN), Ethernet, Wavelength, Web Hosting and Integrated voice and data services.

XO has assembled an unrivaled set of facilities-based broadband networks and Tier One Internet peering relationships in the United States. XO currently offers facilities-based broadband communications services in 65 markets throughout the United States.

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THE STATEMENTS CONTAINED IN THIS RELEASE THAT ARE NOT HISTORICAL FACTS ARE
"FORWARD-LOOKING STATEMENTS" (AS SUCH TERM IS DEFINED IN THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995). THESE STATEMENTS INCLUDE THOSE DESCRIBING THE EXPECTED FUTURE OPERATIONS OF XO AND THE EXPECTATIONS REGARDING THE OUTCOME OF THE INVESTMENT AND RESTRUCTURING TRANSACTIONS



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DESCRIBED IN THIS RELEASE. MANAGEMENT WISHES TO CAUTION THE READER THAT THESE
FORWARD-LOOKING STATEMENTS ARE ONLY PREDICTIONS AND ARE SUBJECT TO RISKS AND UNCERTAINTIES AND ACTUAL RESULTS MAY DIFFER MATERIALLY FROM THOSE INDICATED IN THE FORWARD-LOOKING STATEMENTS AS A RESULT OF A NUMBER OF FACTORS. THESE FACTORS INCLUDE, BUT ARE NOT LIMITED TO, RISKS ASSOCIATED WITH THE COMPANY'S ABILITY TO COMPLETE THE TRANSACTIONS DESCRIBED IN THIS RELEASE AND THOSE RISKS AND UNCERTAINTIES DESCRIBED FROM TIME TO TIME IN THE REPORTS FILED BY XO COMMUNICATIONS WITH THE SECURITIES AND EXCHANGE COMMISSION, INCLUDING ITS ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 2001 AND IN ITS QUARTERLY REPORT ON FORM 10-Q FOR THE QUARTER ENDED MARCH 31, 2002. OTHER IMPORTANT FACTORS THAT COULD CAUSE ACTUAL EVENTS OR RESULTS TO BE MATERIALLY DIFFERENT FROM THE FORWARD-LOOKING STATEMENTS INCLUDE THE ABILITY OF THE COMPANY TO SATISFY SIGNIFICANT CONDITIONS UNDER THE FORSTMANN LITTLE / TELMEX INVESTMENT AGREEMENT, INCLUDING CONDITIONS REGARDING REGULATORY APPROVALS AND THE RESOLUTION OF PENDING LITIGATION; OBTAINING FORMAL SUPPORT FOR THE PROPOSED PLAN OF REORGANIZATION, REGARDLESS OF WHETHER CONFIRMATION FOR THE FORSTMANN/TELMEX PLAN OR THE STAND-ALONE PLAN IS SOUGHT FROM APPLICABLE CREDITOR GROUPS; RISKS ASSOCIATED WITH PENDING LITIGATION; COURT APPROVAL OF THE COMPANY'S "FIRST DAY" PAPERS AND OTHER MOTIONS PROSECUTED BY IT FROM TIME TO TIME IN THE CHAPTER 11 CASES; THE ABILITY OF THE COMPANY TO DEVELOP, PROSECUTE, CONFIRM AND CONSUMMATE ITS PROPOSED PLAN OF REORGANIZATION (OR ANY SIGNIFICANT DELAY WITH RESPECT THERETO); RISKS ASSOCIATED WITH THIRD PARTIES SEEKING AND OBTAINING COURT APPROVAL TO TERMINATE OR SHORTEN THE EXCLUSIVITY PERIOD FOR THE COMPANY TO PROPOSE AND CONFIRM ONE OR MORE PLANS OF REORGANIZATION, FOR THE APPOINTMENT OF A CHAPTER 11 TRUSTEE OR TO CONVERT THE CASES INTO A CHAPTER 7 CASES.

XO, XO NOT JUST TALK AND THE XO DESIGN LOGO ARE TRADEMARKS OF XO COMMUNICATIONS, INC.


Contact:     Todd Wolfenbarger/ Media
             703-547-2011

             Lisa Miles/ Investor
             703-547-2440






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